UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2006

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES

(Exact name of Registrant as specified in its charter)

California	0-10831	94-2744492
(State or other jurisdiction	(Commission	(I.R.S. Employer
0f incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

Consolidated Capital Institutional Properties (the “Registrant”) owns a 100% interest in CCIP Indian Creek Village, LLC, a Delaware limited liability company (the “Company”), which owns Indian Creek Village Apartments (“Indian Creek”), a 273-unit apartment complex located in Overland Park, Kansas. On February 27, 2006, the Registrant sold Indian Creek to a third party, Northview Realty Group, Inc., a Canadian corporation (the “Purchaser”). The Purchaser paid a purchase price of $14,900,000 for Indian Creek. The Registrant continues to own and operate seven other investment properties.

In accordance with the Amended and Restated Certificate and Agreement of Limited Partnership of the Registrant, the Registrant's general partner has evaluated the cash requirements of the Registrant and determined that the net sales proceeds of approximately $6,122,000 will be used to repay approximately $5,541,000 of outstanding loans and payables to an affiliate of the Registrant’s general partner and the remaining portion of the net sales proceeds will be retained for redevelopment projects in place at two other investment properties.

Item 9.01 Financial Statements and Exhibits.

(b)

Pro forma financial information.

The following unaudited pro forma consolidated balance sheet and consolidated statements of operations reflect the operations of the Registrant as if Indian Creek (previously disclosed by the Registrant on Current Report on Form 8-K filed on January 10, 2006), had been sold on January 1, 2004.

The pro forma consolidated financial statements do not project the Registrant’s results of operations at any future date or for any future period.  This pro forma information should be read in conjunction with the Registrant’s 2004 Annual Report on Form 10-K/A No.2.

PRO FORMA CONSOLIDATED BALANCE SHEET

(in thousands)

September 30, 2005

All other assets	$ 4,351
Investment properties, net	82,668

Total Assets	$87,019

All other liabilities	$ 9,503
Mortgage notes payable	56,959
Partners’ capital	20,557
Total Liabilities and Partners’ Capital	$87,019

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

Year Ended	Nine Months Ended
December 31, 2004	September 30, 2005

Total revenues	$22,100	$17,134
Total expenses	21,927	15,663
Equity income from investment	558	10
Gain on foreclosure	156	--

Net income	$ 887	$ 1,481

Net income per limited partnership unit	$ 4.41	$ 7.37

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES

By:    CONCAP EQUITIES, INC.

       General Partner

By:    /s/Martha L. Long

    Martha L. Long

    Senior Vice President

Date:  March 3, 2006